Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our auditors’ report dated March 22, 2007 on the financial statements of SuperCom Asia Pacific Limited for the year ended December 31, 2006 in the Annual Report (Form 20-F) of Vuance Ltd. filed with the United States Securities and Exchange Commission and incorporated by reference herein.

BDO MCCABE LO LIMITED

Certified Public Accountants

August 21, 2007